UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported) May 31, 2017

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

220 RXR Plaza, Uniondale, New York 11556
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders held on May 31, 2017, as contemplated by the Company’s definitive proxy material for the meeting, certain matters were submitted to a vote of stockholders. The following tables summarize the results of voting with respect to each matter:

	Number of shares voted
	For	Against	Abstain	Non Votes
Election of Directors (four directors were elected to serve until the 2020 annual meeting of stockholders and until their successors are elected and qualified).

John J. McCabe	23,265,101	1,001,811	107,596	2,365,494
Donna M. O'Brien	23,730,851	536,866	106,791	2,365,494
Michael J. Russo	22,822,444	1,445,620	106,444	2,365,494
Caren C. Yoh	23,947,275	296,756	130,477	2,365,494

Approval of the amendment to the 2014 Omnibus Incentive Plan	22,022,800	2,036,038	315,670	2,365,494

Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.	26,068,898	243,127	427,977	-

Advisory approval of executive compensation	22,226,337	1,822,940	325,231	2,365,494

	Number of shares voted
	1 Year	2 Years	3 Years	Abstain	Non-votes
Advisory vote on the frequency of stockholder advisory votes on executive compensation	19,368,235	458,164	4,426,459	121,650	2,365,494

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: May 31, 2017	By:	/s/ Susan K. Cullen
Susan K. Cullen
	Title:	Senior Executive Vice President
and Chief Financial Officer